UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 23, 2009


                           The New York Times Company
             (Exact name of registrant as specified in its charter)

           New York                  1-5837                  13-1102020
 (State or other jurisdiction     (Commission             (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)


    620 Eighth Avenue, New York, New York                 10018
   (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (212) 556-1234


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events

       The annual meeting of stockholders of The New York Times Company (the "Company") was held on April 23, 2009. The following matters were voted on at the annual meeting:

1. The stockholders (with Class A and Class B stockholders voting separately) elected all of management's nominees for election as directors. The results of the vote taken were as follows:

   Directors:                         For              Withheld
   ----------                     -----------        -----------
(Vote Results of Class A Stockholders)
   Scott Galloway                 125,689,598          2,291,318
   William E. Kennard             109,965,257         18,015,659
   James A. Kohlberg              125,162,146          2,818,770
   David E. Liddle                109,059,242         18,921,674
   Ellen R. Marram                109,103,563         18,877,353
(Vote Results of Class B Stockholders)
   Raul E. Cesan                      790,391                  0
   Daniel H. Cohen                    790,391                  0
   Robert E. Denham                   790,391                  0
   Lynn G. Dolnick                    790,391                  0
   Michael Golden                     790,391                  0
   Dawn G. Lepore                     790,391                  0
   Thomas Middelhoff                  790,391                  0
   Janet L. Robinson                  790,391                  0
   Arthur Sulzberger, Jr.             790,391                  0
   Doreen A. Toben                    790,391                  0

2. The stockholders (with Class A and Class B stockholders voting together) ratified the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 27, 2009. The results of the vote taken were as follows:


   For:               127,834,728
   Against:               663,192
   Abstain:               273,387*

---------------

*  An abstention had the same effect as a vote against this proposal.

       At the annual meeting, the remarks of Arthur Sulzberger, Jr., chairman, the Company, and publisher, The New York Times, included statements regarding The Boston Globe, a part of the Company's New England Media Group. He noted that The Boston Globe had been dramatically affected by secular and cyclical forces affecting the media industry and that the Company had responded by consolidating printing facilities, raising circulation prices and reducing headcount. He also stated that further action would be required and that, as had been reported, management and The Boston Globe's unions are engaged in extensive negotiations.


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       For 2009, the Company projects that operating losses at The Boston Globe and boston.com will be approximately $85 million, before savings from labor negotiations or other cost-cutting initiatives or the effects of any revenue initiatives.

       Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices. They also include other risks detailed from time to time in the Company's publicly filed documents, including the Company's Annual Report on Form 10-K for the year ended December 28, 2008. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information future events or otherwise.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE NEW YORK TIMES COMPANY

Date: April 23, 2009                       By: /s/ Kenneth A. Richieri
                                               ---------------------------------
                                               Kenneth A. Richieri
                                               Senior Vice President,
                                               General Counsel and Secretary